N-SAR EXHIBIT 77C

OPPENHEIMER EQUITY FUND, INC.
SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Equity Fund, Inc. (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting Proposal No. 2 (including all of its sub-proposals) and Proposal No. 3 were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                   85,266,229                                2,466,392
Edward L. Cameron                                      85,373,209                                2,359,412
Jon S. Fossel                                                 85,654,735                                2,077,886
Sam Freedman                                               85,383,975                                2,348,646
Richard F. Grabish                                        85,806,781                                1,925,840
Beverly L. Hamilton                                      85,743,608                                1,989,013
Robert J. Malone                                           85,773,158                                1,959,463
F. William Marshall, Jr.                                 85,738,476                                1,994,144
Victoria J. Herget                                           85,805,180                                1,927,441
Karen L. Stuckey                                           85,800,758                                1,931,863
James D. Vaughn                                           85,534,869                                2,197,751
William F. Glavin, Jr.                                     85,735,366                                1,997,255

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
63,576,931                  2,682,049                                1,542,964                                19,930,676

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
63,775,245                  2,339,921                                1,686,779                                19,930,676

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
63,362,164                  2,739,944                                1,699,836                                19,930,676

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
63,526,668                 2,667,330                                1,607,945                                19,930,676

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
63,455,113                  2,715,330                                1,631,504                                19,930,676

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
63,155,835                  2,861,071                                1,785,038                                19,930,676

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
63,511,868                 2,638,987                                1,651,089                                19,930,676

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
63,611,455                 2,476,106                                1,714,382                                19,930,676